Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

HILLENBRAND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Frequently Asked Questions

1. Why is Hillenbrand being acquired by an affiliate of Lone Star Funds?

•	Lone Star recognizes the quality of the Hillenbrand business, with a dedicated team, strong brands with market leading positions and differentiated products.

•	Lone Star sees an attractive opportunity to make a significant investment in the business to accelerate growth and execution of ongoing initiatives.

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After a thorough review of potential strategic alternatives for the Company, Hillenbrand’s Board of Directors announced that the Company has entered into a definitive agreement to be acquired by an affiliate of Lone Star Funds.

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The Board determined this transaction is the best path forward for the Company and in the best interest of Hillenbrand and its shareholders, while strongly positioning the Company to continue delivering highly-engineered, mission-critical processing equipment and solutions for customers.

•	Lone Star has a successful track record of investing in companies in end markets similar to Hillenbrand’s.

•	The transaction is expected to close by the end of the first calendar quarter of 2026, subject to customary closing conditions and approvals.

2. Who approached who on this transaction? How did it come about?

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As part of its ongoing evaluation of our business, the Hillenbrand Board of Directors, together with senior management, regularly reviews and assesses opportunities to increase shareholder value, including evaluating various potential strategic alternatives.

•	As you will read in the proxy statement, Lone Star Funds approached us with a proposal that ultimately culminated in today’s announced transaction.

3. Why is this transaction good for associates?

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Lone Star has a successful track record of investing in industrial companies like Hillenbrand, and the Board and the leadership team believe this strongly positions the Company to continue delivering highly-engineered, mission-critical processing equipment and solutions for customers.

4. Will Hillenbrand continue to trade under the ticker symbol HI?

•	Hillenbrand will continue to publicly trade on the New York Stock Exchange (NYSE) under ticker symbol HI until the transaction closes.

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At the close of the transaction, which is subject to customary closing conditions and is expected before the end of the first calendar quarter of 2026, Hillenbrand will be delisted from the NYSE and will become a privately held company.

5. How will my day-to-day change based on today’s announcement?

•	Today the Hillenbrand Board announced the signing of the definitive agreement for Lone Star to acquire Hillenbrand.

•	We do not expect you to see any changes to your day-to-day role as a result of today’s announcement. Hillenbrand will continue to operate as a separate and independent company.

•	We will continue to focus on serving our customers and doing what is right for Hillenbrand, our associates, and all our stakeholders.

6. What does this mean for Global Functions / shared services?

•	We do not expect you to see any changes to Global Functions / shared services as a result of today’s announcement. Hillenbrand will continue to operate as a separate and independent company.

•	Continue to support the business as you do today.

7. Does this impact any current orders or relationships with vendors?

•	No, today’s announcement does not affect our orders or relationships with vendors. It is business as usual for our customers, suppliers, and business partners.

•	We remain committed to providing the same high-quality products and services that our customers have come to expect.

8. What is Hillenbrand’s go-forward strategy and growth plans under new ownership?

•	Hillenbrand’s key business priorities remain the same and we expect that to continue.

•	We intend to continue to grow our leadership positions in key strategic end-markets, such as performance materials, food, and recycling, which have good long-term growth prospects.

9. Will there be layoffs, hiring freezes or other cost-cutting measures related to the strategic alternative process?

•	We will continue to execute the business plans we committed to as part of our FY26 planning process. There will be no changes to the FY26 budget, once approved, as a result of the transaction.

•	Hillenbrand will continue to operate as a separate and independent company.

•	As always is the case, we must continue to operate with financial discipline.

10. Do you expect any layoffs/site closures to occur following the acquisition?

•	Lone Star has said it will seek to foster the continued growth and innovation at the company.

•	We must operate in the normal course and execute our initiatives as previously planned and focus on creating value and serving customers.

11. Will there be changes to my compensation, benefits, and/or STIC/incentive compensation?

•	Today’s announcement does not change your compensation, benefits and/or STIC/incentive compensation.

•	Open enrollment for the U.S. will continue as scheduled.

12. Will this impact FY25 performance evaluations or FY26 goal setting?

•	Today’s announcement does not change FY25 performance evaluations or FY26 goal setting.

•	We will continue with the performance evaluation and goal setting process to assess talent and continue building our high-performance culture.

13. Will our leadership change?

•	We remain business as usual and there are no changes as a result of today’s announcement.

•	Hillenbrand will continue to operate as a separate and independent company.

•	You will continue to report to the same person you do today.

14. Does this impact when a permanent CFO will be hired?

•	No changes are currently expected, and Megan Walke, Hillenbrand’s Interim-CFO, will continue in her role.

15. Can you provide more details on the timeline? When will more information be shared with us?

•	As of today, nothing changes with how we operate, and we all need to remain focused on providing exceptional service to our customers and each other.

•	We anticipate the transaction will close before the end of the first calendar quarter of 2026, subject to customary closing conditions.

•	Between now and close, we will remain independent from Lone Star.

•	Closer to the transaction close, we expect to share more details with the enterprise on what to expect under new ownership.

16. What should I do if somebody outside the company asks me about this?

•	All media should be directed to Tory Flynn, Hillenbrand’s VP of Corporate Affairs & Chief Sustainability Officer at Tory.Flynn@Hillenbrand.com.

•	Please direct any investor information inquiries to Trent Schwartz, Hillenbrand’s Executive Director of Investor Relations, at US +1-812-931-5036.

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The message for other stakeholders including customers, suppliers, partners, etc. is that business will continue to operate as normal; all new and existing orders will be processed as planned, and our full suite of aftermarket service will remain available.

•	Our associates will continue to provide support at the same level of quality you have come to expect.

17. Will anything change with the hiring process, including approved positions budgeted for in FY26?

•	Until the transaction closes its business as usual, and we will still manage all hiring through our current process.

•	Certain non-ordinary course hirings are subject to discussion with Lone Star.

18. Does this announcement impact any recruitment efforts underway for open positions?

•	There are no immediate changes to day-to-day operations, and we’re continuing to hire and invest in our teams.

•	Please continue working with hiring managers as you are today.

* * * * *

Important Information and Where to Find It

In connection with the proposed transaction between Hillenbrand and Lone Star, Hillenbrand will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to shareholders of Hillenbrand. Hillenbrand may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document Hillenbrand may file with the SEC. Investors and security holders are urged to read the proxy statement and any other relevant documents that are filed or will be filed with the SEC, as well as any amendments or supplements to these documents, carefully and in their entirety because they contain or will contain important information about the proposed transaction and related matters. Investors and security holders may obtain free copies of the proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by Hillenbrand through the SEC’s website at https://www.sec.gov, through Hillenbrand’s investor relations website at https://ir.hillenbrand.com or by contacting Hillenbrand’s investor relations team at investors@hillenbrand.com or 812-931-5036.

Participants in the Solicitation

Hillenbrand and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Hillenbrand’s shareholders in connection with the proposed transaction between Hillenbrand and Lone Star. A description of participants’ direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. Information regarding Hillenbrand’s directors and executive officers is contained in Hillenbrand’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on January 7, 2025, in the sections “Proxy Statement Summary,” “Proposal No. 1 – Election of Directors,” “The Board of Directors and Committees,” “Security Ownership of Directors and Management,” “Executive Compensation” and “Compensation of Directors”; in Item 1 of Hillenbrand’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 19, 2024, under the heading “Information About Our Executive Officers”; and in Hillenbrand’s current reports on Form 8-K filed with or furnished to the SEC on February 18, 2025, May 15, 2025 and June 26, 2025. Additional information regarding ownership of Hillenbrand’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents and the other SEC filings described in this paragraph may be obtained free of charge through the SEC’s website at https://www.sec.gov or through Hillenbrand’s investor relations website at https://ir.hillenbrand.com.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the proposed acquisition of Hillenbrand by an affiliate of Lone Star Funds through a merger transaction (the “Merger”), including financial estimates and statements as to the expected timing, completion and effects of the Merger, as contrasted with historical information. Forward-looking statements are based on assumptions that Hillenbrand believes are reasonable, but by their very nature are subject to a wide range of risks. If Hillenbrand’s assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s expectations and projections. The following list, though not exhaustive, contains words that indicate a forward-looking statement:

intend	believe	plan	expect	may	goal	would
project	position	future	outlook	become	pursue	estimate
will	forecast	continue	could	anticipate	remain	likely
target	encourage	promise	improve	progress	potential	should
impact	strategy	assume

Forward-looking statements are not guarantees of future performance, and Hillenbrand’s actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond Hillenbrand’s control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to the risk that the Merger may not be consummated in a timely manner or at all; the possible inability of the parties to the definitive agreement for the Merger (the “Merger Agreement”) to obtain the required regulatory approvals for the Merger and to satisfy the other conditions to the closing of the Merger, including approval of the Merger Agreement by Hillenbrand’s shareholders, on a timely basis or at all; the possible occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the risk that the Merger Agreement may be terminated in circumstances that require Hillenbrand to pay a termination fee; the risk that the relevant affiliates of Lone Star Funds fail to obtain on a timely basis or at all the financing necessary to complete the Merger; potential litigation relating to the Merger and the outcome of any such litigation; the potential adverse impact on Hillenbrand of contractual restrictions under the Merger Agreement that limit Hillenbrand’s ability to pursue business opportunities or strategic transactions; risks relating to significant transaction costs associated with the Merger and the possibility that the Merger may be more expensive to complete than anticipated; competitors’ responses to the Merger; global market and economic conditions, including those related to the continued volatility in the financial markets, including as a result of the United States (“U.S.”) administration’s recently announced tariffs and changed trade policies; the risk of business disruptions associated with information technology, cyber-attacks, or catastrophic losses affecting infrastructure; increasing competition for highly skilled and talented workers, as well as labor shortages; closures or slowdowns and changes in labor costs and labor difficulties; uncertainty related to environmental regulation and industry standards, as well as physical risks of climate change; increased costs, poor quality, or unavailability of raw materials or certain outsourced services and supply chain disruptions; economic and financial conditions including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; uncertainty in U.S. global trade policy and risks with governmental instability in certain parts of the world; Hillenbrand’s level of international sales and operations; negative effects of acquisitions, including the Schenck Process Food and Performance Materials business and Linxis Group SAS acquisitions, on Hillenbrand’s business, financial condition, results of operations and financial performance; competition in the industries in which Hillenbrand operates, including on price; cyclical demand for industrial capital goods; the ability to recognize the benefits of any acquisition or divestiture including the sale of the Milacron injection molding and extrusion business (the “Disposition”), including potential synergies and cost savings or the failure of Hillenbrand or any acquired company, or the Disposition, to achieve its plans and objectives generally; any strategic and operational initiatives implemented by the parties to the Disposition after the consummation of the Disposition; potential adverse effects of the announcement or results of the Disposition or the announcement or pendency of the Merger, or any failure to complete the Merger, on the market price of Hillenbrand’s common stock or on the ability of Hillenbrand to develop and maintain relationships with its personnel and customers, suppliers and others with whom it does business or otherwise on Hillenbrand’s business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from Hillenbrand’s ongoing business operations due to the Disposition or the Merger; impacts of decreases in demand or changes in technological advances, laws, or regulation on the net revenues that we derive from the plastics industry; the impact to Hillenbrand’s effective tax rate of changes in the mix of earnings or in tax laws and certain other tax-related matters; exposure to tax uncertainties and audits; involvement in claims, lawsuits, and governmental proceedings related to operations; uncertainty in the U.S. political and regulatory environment; adverse foreign currency fluctuations; and labor disruptions.

Shareholders, potential investors, and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For a more in-depth discussion of certain factors that could cause actual results to differ from those contained in forward-looking statements, see the discussion under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on November 19, 2024, and in Part II, Item 1A of Hillenbrand’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 29, 2025, as well as other risks and uncertainties detailed in Hillenbrand’s filings with the SEC from time to time. The forward-looking information in this communication speaks only as of the date on which it is made. Hillenbrand undertakes no obligation to publicly update or revise any forward-looking statement, whether written or oral, to reflect new information or future developments or otherwise.